COMMON STOCK PURCHASE WARRANTS
                               VOID AFTER , 2007
                   COMMON STOCK PURCHASE WARRANT CERTIFICATE


         NUMBER                                                   WARRANTS

                         AMERITRANS CAPITAL CORPORATION
    ACW

                                                             CUSIP 03073H 11 6

This Warrant Certificate (the "Warrant Certificate") certifies that for value received








   , or registered assigns (the "Registered Holder") is the owner of redeemable common stock purchase warrants (the "Warrant").Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of common stock, $.0001 par value per share (the "Common Stock"), of Ameritrans Capital Corporation, a Delaware corporation (the "Corporation"), at any time beginning on (the "Initial Exercise Date"), until the Expiration Date (as hereinafter defined), unless earlier redeemed by the Corporation as provided below, upon the presentation and surrender of this Warrant Certificate with the subscription form on the reverse hereof duly executed, at the corporate offices of Continental Stock Transfer & Trust Company, 17 Battery Place South, 8th Floor, New York, New York 10004, as warrant agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.70 (U.S.) per share (the "Exercise Price") in U.S.dollars by check, bank check, or money order made payable to Ameritrans Capital Corporation.

   This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") dated , 2002, by and between the Corporation and the Warrant Agent.Copies of the Warrant Agreement are on file at the office of the Warrant Agent and will be provided to the holder hereof without charge.

   Subject to the provisions of the Warrant Agreement, beginning on the Initial Exercise Date, the Warrants may be redeemed at the option of the Corporation, on not less than thirty (30) days'notice, for a redemption price of $.10 per Warrant if for any twenty (20) consecutive trading days during such period, the common stock bid price or the last reported sales price of the Corporation's common stock for each such trading day during such period exceeds $8.70 per share.In the event the Corporation exercises its right to redeem the Warrants, the Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption in such notice.If any Warrant called for redemption is not exercised by such date, it will cease to be exercisable and the Registered Holder will be entitled only to the redemption price.

     In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price of the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     If Warrants represented by this Warrant Certificate are exercised with respect to fewer than all shares purchasable, Warrant Certificates to purchase the remaining number of shares will be issued. The Corporation shall not be required to issue fractions of shares upon the exercise of Warrants.

   The term "Expiration Date" shall mean 5:00 p.m., New York City time, on , 2007.If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m.the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     The Corporation shall have the right at any time to extend the Expiration Date, or any extension thereof, of the Warrants without notice to the Registered Holder, as provided in the Warrant Agreement.

     The Corporation shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective.The Corporation has filed and caused to become effective a registration By: statement and will use its best efforts to keep such registration statement current while any of the Warrants are outstanding.This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

   Warrants are transferable at the corporate office of the Warrant Agent by the Registered Holder thereof in person or by attorney fully authorized in writing, in the manner and subject to the limitations on transfer set forth in the Warrant Agreement, upon surrender of the Warrant Certificate and the payment of transfer taxes, if any. Upon such transfer, a new warrant certificate or new warrant certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of the Company's common stock,, will be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations set forth in the Warrant Agreement.

   If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Corporation's common stock or other securities purchasable upon the exercise of Warrants are closed for any reason, the Corporation shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

   The Registered Holder shall not be entitled to any of the rights of a stockholder of the Corporation prior to exercise hereof, by virtue of ownership of the Warrants including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Corporation or to receive any notice except as provided in the Warrant Agreement.

   Prior to due presentment for registration or transfer thereof, the Corporation and the Warrant Agent may treat the Registered Holder as the absolute owner hereof of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Corporation or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware. This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed by two of its officers duly executed and its corporate seal to be imprinted hereon.





/s/ Margaret Chance                                  /s/ Gary C. Granoff
-------------------                                  --------------------
Margaret Chance, Secretary                           Gary C. Granoff, President


COUNTERSIGNED:
   CONTINENTAL STOCK TRANSFER & TRUST COMPANY
      17 Battery Place South - 8th Floor
      New York, New York 10004
By:_____________________________________

                                SUBSCRIPTION FORM
                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

     The undersigned Registered Holder irrevocably elects to exercise _______________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

              _______________________________________________________

              _______________________________________________________

              _______________________________________________________

              _______________________________________________________
                       (please print or type name and address)

and be delivered to

              _______________________________________________________

              _______________________________________________________

              _______________________________________________________

              _______________________________________________________
                         (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                    IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

1. The exercise of this Warrant was solicited by Noble International Investments, Inc.

2. The exercise of this Warrant was solicited by ______________________________

3. The exercise of this Warrant was not solicited.


Dated: _____________________________________   X ______________________________

                                               ________________________________

                                               ________________________________
                                                             Address
                                               ________________________________
                                                       Social Security or
                                                Taxpayer Identification Number
                                               ________________________________
                                                       Signature Guaranteed
                                               ________________________________

                                   ASSIGNMENT
                     To Be Executed by the Registered Holder
                          in Order to Transfer Warrants

FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto

                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

              _______________________________________________________

              _______________________________________________________

              _______________________________________________________

              _______________________________________________________
                         (please print or type name and address)


___________________________________________________ of the Warrants represented by this Warrant Certificate and hereby irrevocably constitutes and appoints

______________________________________________________________________ Attorney
to transfer this Warrant Certificate on the books of the Corporation, with full power of substitution in the premises.



Dated: _____________________________________   X ______________________________
                                                      Signature Guaranteed
                                               ________________________________


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO
THE NAME AS WRRITEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTIULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOOVER AND MUST BE GUARANTEED BY A COMMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.